Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-228818) on Form S-8 of our report dated March 20, 2023, with respect to the consolidated financial statements of Ares Industrial Real Estate Income Trust Inc.

/s/KPMG LLP

Denver, Colorado

March 20, 2023